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                                                                 Exhibit 5.1(b)





                             [Vinson & Elkins Logo]
                                ATTORNEYS AT LAW

                             VINSON & ELKINS L.L.P.
                               1001 FANNIN STREET
                                   SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                            TELEPHONE (713) 758-2222
                               FAX (713) 758-2346


WRITER'S TELEPHONE                                                WRITER'S FAX
  (713) 758-3820                                                  (713) 615-5605


                                 January 7, 1998

Lomak Petroleum, Inc.
500 Throckmorton Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

         We have acted as counsel to Lomak Petroleum, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed offer and sale by Arrow Operating Company, a stockholder of the Company, of 554,101 shares of the Company's common stock, par value $.01 per share (the "Shares"). In such capacity, we are passing on certain legal matters in connection with the registration of the sale of the Shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement. The Registration Statement also includes additional securities of the Company and its subsidiary, Lomak Financing Trust, which may be offered from time to time by the holders thereof (the "Additional Shares"). This firm previously delivered to the purchasers of the Additional Shares an opinion dated October 22, 1997 (the "October 1997 Opinion") with respect to the validity of the Additional Shares.

         In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of certain public officials and officers of the Company.

         Based upon the foregoing examination and review, we are of the opinion that the Shares will, upon issuance and delivery against payment therefor, be duly and validly authorized and legally issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion and the October 1997 Opinion as exhibits to the Registration Statement. In giving this consent, however, we do not hereby admit that we are


HOUSTON   DALLAS   WASHINGTON, D.C.   AUSTIN   MOSCOW   LONDON   SINGAPORE

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January 7, 1998




within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,



                                                     /s/ VINSON & ELKINS L.L.P.